                                                                    Exhibit 10.1
                       STOCK AND ASSET TRANSFER AGREEMENT



                                     between






                              CBS BROADCASTING INC.


                                       and



                        INFINITY BROADCASTING CORPORATION








                          Dated as of December 2, 1998

                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Definitions..........................................................................     2
SECTION 1.02.  References...........................................................................     3


                                   ARTICLE II

                          Transfer of Shares and Assets

SECTION 2.01.  Transfer of Shares and Assets........................................................     3
SECTION 2.02.  Transferred Assets and Excluded Assets...............................................     3
SECTION 2.03.  Assumption of Certain Liabilities....................................................     5
SECTION 2.04.  Consents of Third Parties............................................................     6
SECTION 2.05.  Closing..............................................................................     6


                                   ARTICLE III

                  Representations and Warranties of Transferor

SECTION 3.01.  Organization.........................................................................     7
SECTION 3.02.  Authorization........................................................................     7
SECTION 3.03.  No Conflicts or Violations; No Consents or Approvals Required........................     8
SECTION 3.04.  Title to Transferred Assets..........................................................     8
SECTION 3.05.  Contracts............................................................................     9
SECTION 3.06.  Transferred Shares...................................................................     9


                                   ARTICLE IV

                  Representations and Warranties of Transferee

SECTION 4.01.  Organization.........................................................................    10
SECTION 4.02.  Authorization........................................................................    10
SECTION 4.03.  No Conflicts or Violations; No Consents or Approvals Required........................    10
SECTION 4.04.  Securities Act.......................................................................    11


                                       i
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
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                                    ARTICLE V

                                    Covenants

SECTION 5.01.  Consents.............................................................................    11
SECTION 5.02.  Expenses; Transfer Taxes.............................................................    11
SECTION 5.03.  Collection of Receivables............................................................    11
SECTION 5.04.  Post-Closing Cooperation.............................................................    12
SECTION 5.05.  Bulk Transfer Laws...................................................................    12
SECTION 5.06.  Further Assurances...................................................................    12


                                   ARTICLE VI

                            Conditions to Performance



                                   ARTICLE VII

                                 Indemnification

SECTION 7.01.  Indemnification......................................................................    13
SECTION 7.02.  Survival of Representations..........................................................    13


                                  ARTICLE VIII

                                  Miscellaneous

SECTION 8.01.  Entire Agreement; Amendment; Waiver; No Third Party Beneficiaries....................    13
SECTION 8.02.  Severability.........................................................................    13
SECTION 8.03.  Governing Law........................................................................    14
SECTION 8.04.  Captions.............................................................................    14
SECTION 8.05.  Counterparts.........................................................................    14
SECTION 8.06.  Notices..............................................................................    14
SECTION 8.07.  Construction.........................................................................    15

     STOCK AND ASSET TRANSFER AGREEMENT, dated as of December 2, 1998, between CBS Broadcasting Inc., a New York corporation ("Transferor"), and Infinity Broadcasting Corporation, a Delaware corporation ("Transferee").


                              W I T N E S S E T H:


     WHEREAS Westinghouse CBS Holding Company, Inc., a Delaware corporation ("CBS Holding"), is a direct wholly owned subsidiary of CBS Corporation, a Pennsylvania corporation ("CBS"), Transferor is a direct wholly owned subsidiary of CBS Holding and Transferee is a direct wholly owned subsidiary of Transferor;

     WHEREAS (i) Group W Broadcasting, Inc., a Delaware corporation ("Group W") that was a wholly owned subsidiary of CBS, has been merged (the "Group W Merger") with and into CBS pursuant to an Agreement and Plan of Merger, dated as of December 2, 1998, between Group W and CBS, and (ii) Group W Broadcasting, L.P., a Delaware limited partnership that became a wholly owned subsidiary of CBS following the Group W Merger ("Group W L.P."), has been dissolved by CBS;

     WHEREAS (i) CBS has transferred (a) certain radio and radio-related assets, including the assets that it acquired as a result of the Group W Merger, (b) all of the issued and outstanding shares of common stock, par value $0.002 per share, of Infinity Media Corporation (formerly Infinity Broadcasting Corporation), a Delaware corporation ("Old Infinity Stock"), and (c) 333 shares of common stock, par value $0.01 per share, and 212,793 shares of Junior Preferred Stock, par value $0.01 share, of CBS Radio, Inc. (formerly American Radio Systems Corporation), a Delaware corporation (collectively, the "CBS Radio Stock"), to CBS Holding pursuant to a Stock and Asset Transfer Agreement, dated as of December 2, 1998, between CBS and CBS Holding (the "CBS Stock and Asset Transfer Agreement"), and (ii) CBS Holding has transferred such radio and radio-related assets and such Old Infinity Stock and CBS Radio Stock to Transferor pursuant to a Stock and Asset Transfer Agreement, dated as of December 2, 1998, between CBS Holding and Transferor (the "CBS Holding Stock and Asset Transfer Agreement");

     WHEREAS, as a result of the aforementioned transactions, Transferor is the owner of (i) the Transferred Assets (as defined in Section 2.02(a)),(ii) all of the issued and outstanding shares of Old Infinity Stock and (iii) the CBS Radio Stock;

     WHEREAS (i) Transferee desires to acquire and Transferor desires to transfer to Transferee (a) the Transferred Assets and (b) the CBS Radio Stock and all of the issued and outstanding shares of Old Infinity Stock (collectively, the "Transferred Shares"), and (ii) Transferor desires to transfer to Transferee, and Transferee agrees to assume, the Assumed Liabilities (as defined in Section 2.03(a)), each upon the terms and subject to the conditions hereinafter set forth;

     WHEREAS, Transferee intends to amend and restate its Certificate of Incorporation to provide that the shares of common stock in Transferee held by Transferor will be converted into shares of Class B Common Stock, par value $0.01 per share, of Transferee ("Class B Common Stock"), which will have five votes per share; and

     WHEREAS, for Federal income tax purposes, it is intended that the transfer of the Transferred Assets and the Transferred Shares be in exchange for the issuance of such Class B Common Stock and qualify as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Definitions. For purposes of this Agreement, each of the following terms is defined in the Section set forth opposite such term:

Term                                               Section
"Assigned Contract"                                3.05(a)
"Assumed Liabilities"                              2.03(a)
"CBS Radio Assets"                                 2.02(a)(i)
"Closing"                                          2.05
"Closing Date"                                     2.05

"Contracts"                                        2.02(a)(v)
"Damages"                                          7.01
"Excluded Assets"                                  2.02(b)
"Excluded Liabilities"                             2.03(b)
"Governmental Entity"                              3.03
"Intercompany Agreement"                           5.02
"Liens"                                            3.03
"Material Adverse Effect"                          3.01
"Permitted Liens"                                  3.04(b)
"Third Party Claim"                                7.05(a)
"Transferee"                                       Recitals
"Transferor"                                       Recitals
"Transferred Assets"                               2.02(a)
"Transferred Shares"                               Recitals


     SECTION 1.02. References. Except as otherwise specifically indicated, all references in this Agreement to Sections refer to Sections of this Agreement, and all references to Schedules refer to Schedules attached hereto and all such Schedules are incorporated herein by reference.


                                   ARTICLE II

                          Transfer of Shares and Assets

     SECTION 2.01. Transfer of Shares and Assets. Except as otherwise provided in Sections 2.02(b) and 2.03(b), upon the terms and subject to the conditions of this Agreement, Transferor does hereby dispose of, transfer, assign and deliver to Transferee any and all of Transferor's right, title and interest in, to and under the Transferred Assets and the Transferred Shares, and Transferee does hereby acquire and accept from Transferor the Transferred Assets and the Transferred Shares and does hereby assume the Assumed Liabilities.

     SECTION 2.02. Transferred Assets and Excluded Assets. (a) The term "Transferred Assets" means:

          (i) all assets used primarily in connection with the operation of the radio and outdoor advertising businesses of CBS, CBS Holding and Transferor (collectively, the "CBS Radio Assets"), including, but not limited to:

          (x)(I) all licenses, permits, authorizations and other approvals issued by the Federal

          Communications Commission (the "FCC") referred to on Schedule 2.02(a)(i) hereto and (II) all other licenses, permits, authorizations, approvals and applications issued primarily in connection with such businesses; and

          (y) all the broadcasting and transmission equipment used primarily in connection with such businesses together with any replacements thereof and additions as well as spare parts for such equipment or replacements thereof, and any cabinets, consoles or other housing located in the space occupied by such businesses to the extent any such equipment is housed therein, all in its and their "as is, where is" condition as of the date of this Agreement, subject to ordinary wear and tear, less any retirements or dispositions thereof made (I) in the ordinary course of business as to any portion thereof which is no longer used or useful or (II) in connection with the acquisition of equivalent replacement property of equivalent kind and value;

          (ii) all files, records and logs in Transferor's possession relating primarily to, and reasonably necessary or appropriate to the use of, the CBS Radio Assets, including Transferor's public inspection files; provided, however, that Transferor may retain copies of same; and

          (iii) all contracts, leases, licenses, agreements, commitments and all other arrangements, whether oral or written (collectively, the "Agreements"), to which CBS, CBS Holding or Transferor is a party, or by which CBS, CBS Holding or Transferor is bound, on the date hereof that are used, held for use or intended to be used primarily in, or that arise primarily out of, the operation of the CBS Radio Assets, but only to the extent such Agreements by their terms are assignable or the parties hereto succeed in obtaining any necessary consent(s) to such assignment (the contracts assigned pursuant to this clause being hereinafter referred to collectively as the "Contracts").

     (b) It is expressly understood and agreed that the Transferred Assets shall not include the following (collectively, the "Excluded Assets"):

          (i) CBS's ownership interest in, and all assets of, USA Digital Radio Partners, L.P., a New York partnership;

          (ii) cash, cash equivalents, prepaid amounts, bank deposits, certificates of deposit, Treasury bills and other marketable securities or similar investments;

          (iii) tax or other refunds, all returns, reports, forms, documents or memoranda relating to taxes and all causes of action or claims of Transferor which accrued prior to the Closing Date;

          (iv) all rights of Transferor under this Agreement and the agreements, certificates and instruments delivered in connection with this Agreement;

          (v) all records prepared in connection with the transfer of the CBS Radio Assets;

          (vi) all rights relating to the Excluded Liabilities;

          (vii) any CBS Radio Bonds (as defined in the Intercompany Agreement) owned by CBS;

          (viii) personnel records of Transferor; and

          (ix) any other assets set forth on Schedule 2.02(b)(ix).

     SECTION 2.03. Assumption of Certain Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, Transferee shall assume, effective as of the date hereof, and from and after the date hereof Transferee shall pay, perform and discharge when due, all the liabilities, obligations and commitments, whether express or implied, liquidated, absolute, accrued, contingent or otherwise, or known or unknown, of CBS or any of its current or previously owned subsidiaries based upon, relating to, in connection with or arising out of (i) the Transferred Assets and (ii) the radio or outdoor advertising businesses conducted by CBS or any of its current or previously owned subsidiaries on or prior to the date hereof (the "Assumed

Liabilities"), other than any Excluded Liabilities of Transferor.

     (b) Notwithstanding Section 2.03(a), or any other provision of this Agreement, Transferee shall not assume any liability, obligation or commitment of CBS, CBS Holding or Transferor that relates primarily to, or that arises primarily out of, any Excluded Asset, or that arises out of the distribution to, or ownership by, Transferor of the Excluded Assets or associated with the realization of the benefits of any of the Excluded Assets (the "Excluded Liabilities").

     SECTION 2.04. Consents of Third Parties. (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any asset or any claim or right or any benefit arising under or resulting from such asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset or would in any way adversely affect the rights of Transferor or, upon transfer, Transferee in, to or under such asset. If any transfer or assignment by Transferor to, or any assumption by Transferee of, any interest in, or liability, obligation or commitment under, any asset requires the consent of a third party, then such assignment or assumption shall be made subject to such consent being obtained.

     (b) If any such consent has not been obtained prior to the date hereof, Transferor and Transferee shall cooperate (at their own expense) in any lawful and reasonable arrangement reasonably proposed by Transferor under which Transferee shall obtain the economic claims, rights and benefits under the asset, claim or right with respect to which the consent has not been obtained in accordance with this Agreement. Such reasonable arrangement may include (i) the subcontracting, sublicensing or subleasing to Transferee of any and all rights of Transferor against the other party to such third-party agreement arising out of a breach or cancelation thereof by the other party, and (ii) the enforcement by Transferor of such rights.

     SECTION 2.05. Closing. The closing (the "Closing") of the transactions contemplated by this

Agreement shall be held at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, at 10:00 a.m. New York City time, on the date hereof, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the "Closing Date"). Subject to satisfaction of the conditions set forth in Article VI, at the Closing, Transferor shall deliver, or cause to be delivered, to Transferee one or more certificates representing the Transferred Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed or such other documentation acceptable to Transferee, in its sole discretion, evidencing Transferee's ownership of the Transferred Shares as of the Closing.

     The parties hereto agree that all transactions at the Closing shall be deemed to take place simultaneously, and no delivery or payment shall be deemed to have been made until all transactions are completed and all documents are delivered.


                                   ARTICLE III

     Representations and Warranties of Transferor

     Transferor hereby represents, warrants and agrees as follows to Transferee:

     SECTION 3.01. Organization. Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Transferor has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, other than any such items the absence of which, individually or in the aggregate, have not had and are not reasonably expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Transferor and its subsidiaries taken as a whole (a "Material Adverse Effect").

     SECTION 3.02. Authorization. Transferor has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents contemplated hereby to be executed and delivered by Transferor and to consummate the transactions contemplated hereby and thereby. Transferor has taken all action required by its organizational documents to authorize the execution and delivery of this Agreement and all other agreements, certificates and documents contemplated hereby to be executed and delivered by Transferor and to authorize the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Transferor and is a legal, valid and binding obligation of Transferor, enforceable against it in accordance with its terms.

     SECTION 3.03. No Conflicts or Violations; No Consents or Approvals Required. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or violate any provision of the organizational documents of Transferor, (ii) conflict with or violate any statute, law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Transferor, or (iii) conflict with or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under any agreement or other instrument to which Transferor is a party or to which any of the Transferred Assets is subject that would result in the creation of any mortgage, pledge, lien, claim, charge or other encumbrance of any kind (collectively, "Liens") on any of the Transferred Assets, other than, in the case of clauses
(ii) and (iii) above, any such items or Liens that, individually or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect. No notice, declaration, report or other filing or registration with, and no waiver, consent, approval or authorization of, any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body (other than the applicable consents granted by the FCC) (each a "Governmental Entity") or any other person or entity is required to be made or obtained by Transferor in connection with the execution, delivery and performance of this Agreement by Transferor or the consummation by Transferor of the transactions contemplated hereby, except to the extent that the failure to make or obtain any such notice, declaration, report, filing, registration, waiver, consent, approval or authorization has not had or is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 3.04. Title to Transferred Assets. (a) Transferor has good and valid title to the Transferred Assets, free and clear of any Liens other than Permitted Liens, except to the extent that the failure to have good and valid title to such Transferred Assets would not reasonably be expected to have a Material Adverse Effect.

     (b) The term "Permitted Liens" shall mean (i) Liens for taxes, assessments or governmental charges or levies not yet due and delinquent or being diligently contested in good faith, (ii) statutory Liens of carriers, warehousemen, mechanics, materialmen and the like arising in the ordinary course of business that do not impair in any material respect the use of the Transferred Assets in the manner in which they are currently used and (iii) Liens previously disclosed to Transferee and set forth on Schedule 3.04(b) hereto.

     SECTION 3.05. Contracts. Each of the Transferred Assets that is a contract (an "Assigned Contract") is valid and binding, and all the material provisions thereof are enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law), except to the extent that the failure to be valid, binding or enforceable has not had and is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Transferor is not, and to Transferor's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any such Assigned Contract; and, to the knowledge of Transferor, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder, other than with respect to any default or event that, individually or in the aggregate, have not had and are not expected to have a Material Adverse Effect. Except as previously disclosed by Transferor to Transferee, Transferor has not received any notice of the intention of any party to terminate a material Assigned Contract of Transferor.

     SECTION 3.06. Transferred Shares. Transferor has good and valid title to the Transferred Shares, free and clear of any Liens. Assuming Transferee has the requisite power and authority to be the lawful owner of the

Transferred Shares, upon delivery to Transferee at the Closing of certificates representing the Transferred Shares, duly endorsed by Transferor for transfer to Transferee, and upon Transferor's receipt of certificates representing the Transferee Shares, good and valid title to the Transferred Shares will pass to Transferee, free and clear of any Liens other than Permitted Liens or Liens arising from acts of Transferee or its affiliates. Other than this Agreement, immediately following consummation of the transactions contemplated hereby, the Transferred Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Transferred Shares, other than any voting trust agreement or contract, agreement, arrangement, commitment or understanding entered into by Transferee or its affiliates.


                                   ARTICLE IV

     Representations and Warranties of Transferee

     Transferee hereby represents, warrants and agrees as follows to Transferor:

     SECTION 4.01. Organization. Transferee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Transferee has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, other than any such items the absence of which, individually or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect.

     SECTION 4.02. Authorization. Transferee has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents contemplated hereby to be executed and delivered by Transferee and to consummate the transactions contemplated hereby and thereby. Transferee has taken all corporate action required by its organizational documents to authorize the execution and delivery of this Agreement and all other agreements, certificates and documents contemplated hereby to be executed and delivered by Transferee and to authorize the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Transferee and is a legal, valid and binding obligation of Transferee, enforceable against it in accordance with its terms.

     SECTION 4.03. No Conflicts or Violations; No Consents or Approvals Required. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or violate any provision of the organizational documents of Transferee, (ii) conflict with or violate any statute, law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to Transferee, or (iii) conflict with or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under any agreement or other instrument to which Transferee is a party, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect. No material notice, declaration, report or other filing or registration with, and no material waiver, consent, approval or authorization of, any Governmental Entity or any other person or entity is required to be made or obtained by Transferee in connection with the execution, delivery and performance of this Agreement by Transferee or the consummation by Transferee of the transactions contemplated hereby, except to the extent that the failure to make or obtain any such notice, declaration, report, filing, registration, waiver, consent, approval or authorization, has not had or is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 4.04. Securities Act. The Transferred Shares received by Transferee pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Transferee shall not offer to sell or otherwise dispose of the Transferred Shares so acquired by it in violation of any registration requirements of the Securities Act of 1933, as amended.

                                    ARTICLE V

                                    Covenants

     SECTION 5.01. Consents. Each party hereto shall, and shall cause its affiliates to, use commercially reasonable efforts (at its own expense) to obtain, and to cooperate in obtaining, all consents from third parties necessary or appropriate to permit the transfer of the Transferred Assets to, and the assumption of the Assumed Liabilities by, Transferee; provided, however, that the parties shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom any such consent may be required (other than nominal filing or application fees).

     SECTION 5.02. Expenses; Transfer Taxes. All costs, expenses and taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Article II of the Intercompany Agreement to be entered into on or about December 15, 1998, between CBS and Transferee (the "Intercompany Agreement"), including all costs, expenses and taxes incurred pursuant to Sections 5.01 and 5.04.

     SECTION 5.03. Collection of Receivables. From and after the date hereof, Transferee shall have the right and authority to collect for its own account all receivables and other related items that are included in the Transferred Assets transferred to it pursuant to Section 2.01 and to endorse with the name of CBS or CBS Broadcasting, as applicable, any checks or drafts received with respect to any receivables or such other related items. Transferor shall promptly deliver to Transferee any cash or other property received directly or indirectly by it with respect to such receivables after the consummation of the Initial Public Offering (as defined in the Intercompany Agreement) and such other related items, including any amounts payable as interest.

     SECTION 5.04. Post-Closing Cooperation. (a) Transferor and Transferee shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other to ensure the orderly transfer of the Transferred Assets to Transferee, and the assumption by Transferee of the Assumed Liabilities, and to minimize any disruption to the business of Transferor that might result from the transactions contemplated hereby.

     (b) Neither party shall be required by this Section 5.04 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

     SECTION 5.05. Bulk Transfer Laws. Transferee hereby waives compliance by Transferor with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the transfer of the Transferred Assets under this Agreement.

     SECTION 5.06. Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 5.01), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including, in the case of Transferor, executing and delivering to Transferee such assignments, deeds, bills of sale, consents and other instruments as Transferee or its counsel may reasonably request as necessary or desirable for such purpose.


                                   ARTICLE VI

                            Conditions to Performance

     The obligation of Transferor to transfer the Transferred Assets and the Transferred Shares to Transferee is subject to the consummation of (i) the Group W Merger and the dissolution of Group W L.P., (ii) the transfer of the Transferred Assets and the Transferred Shares from CBS to CBS Holding pursuant to the CBS Stock and Asset Transfer Agreement, and (iii) the transfer of the Transferred Assets and the Transferred Shares from CBS Holding to Transferor pursuant to the CBS Holding Stock and Asset Transfer Agreement.

                                   ARTICLE VII

                                 Indemnification

     SECTION 7.01. Indemnification. Each of Transferor and Transferee will be an Indemnified Party under the Intercompany Agreement and, accordingly, will benefit from the indemnification provisions thereunder.

     SECTION 7.02. Survival of Representations. The representations, warranties, covenants and agreements contained in this Agreement shall survive the date hereof and shall terminate at the close of business on the first anniversary following the date hereof unless otherwise expressly provided.


                                  ARTICLE VIII

                                  Miscellaneous

     SECTION 8.01. Entire Agreement; Amendment; Waiver; No Third Party Beneficiaries. This Agreement and the Schedules annexed hereto constitute the entire understanding between the parties with respect to the subject matter hereof, and supersedes all other understandings and negotiations with respect thereto. This Agreement may be amended only in a writing signed by both parties hereto. Any provision of this Agreement may be waived only in a writing signed by the party to be charged with such waiver. No course of dealing between the parties shall be effective to amend or waive any provision of this Agreement. This Agreement shall not be assignable by Transferee without the prior written consent of Transferor. Except as provided in Sections 7.01 and 7.02, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person (including any former subsidiary of CBS), other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     SECTION 8.02. Severability. In the event that any provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be ineffective as to such jurisdiction to the extent of such invalidity, illegality or unenforceability without invalidating or affecting the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

     SECTION 8.03. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     SECTION 8.04. Captions. The captions in this Agreement are for purposes of reference only and shall not limit or otherwise affect the interpretation hereof.

     SECTION 8.05. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 8.06. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (i)  if to Transferor, to:

          CBS Broadcasting Inc.
          40 West 57th Street
          New York, New York 10019
          Telephone:  (212) 975-4915
          Facsimile:  (212) 597-4031

          Attention:  Louis J. Briskman, Esq.
                      Executive Vice President and
                      General Counsel

     (ii) if to Transferee, to:

          Infinity Broadcasting Corporation
          40 West 57th Street
          New York, New York 10019
          Telephone: (212) 314-9215
          Facsimile: (212) 314-9336

          Attention:  Farid Suleman
                      Executive Vice President,
                      Chief Financial Officer,
                      Treasurer and Secretary

     SECTION 8.07. Construction. Notwithstanding any provision in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Tax Sharing Agreement to be entered into on or about December 15, 1998, between CBS and Transferee, such Tax Sharing Agreement shall control.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as for the day and year first above written.


                                        CBS BROADCASTING INC.,

                                          by____________________________________
                                            Name:
                                            Title:


                                        INFINITY BROADCASTING
                                        CORPORATION,

                                          by____________________________________
                                            Name:
                                            Title: